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                                  EXHIBIT 10(z)

                             RURBAN FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE

         The purpose of the Rurban Financial Corp. Employee Stock Purchase Plan (the "Plan") is to provide employees of Rurban Financial Corp. (the "Company") and its subsidiaries with a convenient means by which they may purchase common shares of the Company ("Common Shares") on the open market.

2.       ELIGIBILITY

         All employees of the Company and its subsidiaries shall be eligible to participate in the Plan as of the first day of the month coincident with or immediately following the completion of three (3) months of employment with the Company or one of its subsidiaries, and will be a Participant as of that date. In order to participate in the Plan with respect to a "Purchase Period" (as defined below), a completed enrollment form must be submitted to the Company's Human Resources Department no later than the tenth day of the month preceding the Purchase Period for which a Participant elects to participate. For purpose of the Plan, a "Purchase Period" shall mean a calendar month.

3.       CONTRIBUTIONS

         If a Participant elects to participate in the Plan, the Participant shall authorize the Company to deduct from his or her compensation for each payroll period during a Purchase Period the amount so elected on the applicable enrollment form. The amount so elected as a payroll deduction may not be less than $10.00 and must be in increments of $10.00. All payroll deductions under the Plan shall be made on an after-tax basis.

4.       STOCK PURCHASES

         All payroll deductions made under the Plan for a Purchase Period will be forwarded by the Company to Registrar and Transfer Company (the "Agent") on the first business day following the end of the Purchase Period. When the Agent receives the payroll deductions, as soon as practicable the Agent will purchase on the open market such number of Common Shares as may be purchased with such payroll deductions. Notwithstanding the preceding sentence, if the Agent determines in good faith that it is not reasonably feasible to effectuate the purchases of Common Shares on the same day it receives the payroll deductions from the Company, the Agent shall complete such purchases on the next business day. All buys will be conducted through open market transactions through an unaffiliated, registered broker-dealer. In the event the Agent purchases Common Shares for a Purchase Period in more than one purchase price equal to the weighted average of the actual purchase prices paid (exclusive of applicable

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         brokerage fees and expenses) for all such Common Shares. In addition, the Agent will apply all cash dividends, if any, paid with respect to Common Shares held in a Participant's Investment Account, as described in Section 5, to the purchase on the open market of additional Common Shares as soon as practicable after any such dividends are paid by the Company and, in any event, within 30 days of such payment. In the event the Agent purchases Common Shares with such cash dividends in more than one purchase transaction, all such Common Shares shall be deemed to have been purchased at a purchase price equal to the weighted average of the actual purchase prices paid (exclusive of applicable brokerage fees and expenses) for all such Common Shares.

5.       INVESTMENT ACCOUNTS

         The Agent will establish on behalf of each Participant participating in the Plan an Investment Account to which shall be allocated the number of whole and fractional Common Shares that are purchased with the Participant's payroll deductions (and, as applicable, any cash dividends paid with respect to Common Shares in such Investment Account) under the Plan. The number of whole and fractional Common Shares allocated to a Participant's Investment account for a Purchase Period shall be equal to the total payroll deductions made by the Participant for such Purchase Period (and, as the applicable, any cash dividends paid with respect to Common Shares in such Investment Account) divided by the purchase price per share for Common Shares acquired during such Purchase Period, as determined above. Stock certificates representing the Common Shares acquired under the Plan shall be held by the Agent, as custodian under the Plan. Each Participant shall receive, as soon as practicable after the end of each quarter for which there is account activity, an Investment Account Statement which will indicate the number of whole and fractional Common Shares allocated to his or her Investment Account, the market value of such Common Shares based on the closing price for such Common Shares on the last day of such calendar month, as reported on the OTC-BB (or, if on such day the Common Shares shall not have been traded on the OTC-BB, the closing price as reported on the OTC-BB for the first day prior thereto on which the Common Shares were traded), and such other information regarding the Participant's Investment Account as the Agent so determines. The Agent will forward to Participants a copy of each proxy statement, annual report and other communication material otherwise distributed by the Company to the holders of Common Shares. Each Participant will have the right to vote with respect to all whole Common Shares allocated to his or her Investment Account under the Plan. Any such common Shares for which voting instructions are not provided by Participants shall not be voted by either the Agent or the Company. Certificates for any number of whole Common Shares credited to a Participant's Investment Account will be issued at any time upon written request of the Participant to the Agent. Certificates for fractional Common Shares will not be issued under any circumstance.

6.       CHANGING PAYROLL DEDUCTIONS AND WITHDRAWALS FROM THE PLAN

         A Participant may elect to increase or decrease his or her payroll deductions by completing a form, as prescribed by the Company, and returning it to the Human

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         Resources Department no later than the tenth day of the month in order to become effective as of the first payroll period in the following month. A Participant may withdraw from the Plan by completing a form, as prescribed by the Company, and returning it to the Human Resources Department. Any such withdrawal shall become effective no earlier than the date the required form is received by the Human Resources Department. If a Participant withdraws from the Plan after the commencement of a Purchase Period but prior to the date Common Shares are purchased on his or her behalf for such Purchase Period, the Company shall return to such Participant the payroll deductions, if any, made for that Purchase Period. No interest shall be paid on any such payroll deductions that are returned to a Participant. If a Participant withdraws from the Plan, the Participant may elect to receive a stock certificate representing the whole Common Shares held in his or her Investment Account and cash representing the net proceeds of the sale of any fractional Common Shares held in the Investment Account. Alternatively, a Participant may elect to sell all whole and fractional Common Shares held in his or her Investment Account and in such event the Participant shall receive cash representing the net proceeds (after deducting any applicable brokerage fees and expenses of such sale). However, notwithstanding the foregoing, upon a Participant's termination of employment with the Company and/or its subsidiaries, the Participant shall receive a stock certificate representing the whole Common Shares held in his or her Investment Account and cash representing the net proceeds (after deducting any applicable brokerage fees and expenses of the sale) of any fractional Common Shares held in his or her Investment Account unless an election has been made by the Participant to sell all such Common Shares, in which event all whole and fractional Common Shares held in the Participant's Investment Account shall be sold and he or she shall receive cash representing the net proceeds (after deducting any applicable brokerage fees and expenses of such sale). A Participant requesting a sale of shares may not set sale price specifications nor dictate the timing of such sales. If Common Shares are distributed from the Plan, they shall be transferable by the Participant to the extent consistent with applicable law, including any applicable federal and state securities laws.

7.       ADMINISTRATION OF THE PLAN

         Except as otherwise provided herein, and subject to the terms hereof, the Plan shall be administered by the Agent. However, notwithstanding the general administrative responsibilities of the Agent under the Plan, and subject to Section 12 hereof, the Company may (i) announce the establishment of the Plan, (ii) hold meetings with employees to explain the Plan and (iii) perform such other ministerial and administrative functions as it deems appropriate. In addition, the Company may make available to the Agent the names and addresses of employees (the "Mailing List") for purposes of facilitating direct communication between the Agent and employees for the Company and its subsidiaries. The Agent may use the Mailing List solely for the purpose of providing information to employees regarding the Plan.

8.       AMENDMENT OR TERMINATION

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         The Company may, in its sole discretion, amend or termination the Plan at any time; provided, however, any amendment which materially affects the duties and responsibilities of the Agent shall not become effective with respect to the Agent unless consented to in writing by the Agent.

9.       EXPENSES

         Except as provided in the following sentence, the Company shall pay all administrative, brokerage, and custodian fees and expenses relating to the Plan. Notwithstanding the preceding sentence, all brokerage fees and expenses relating to the sale of Common Shares under the Plan on behalf of Participants shall be borne by the Participants.

10.      TAXES

         Notwithstanding any other provisions of the Plan, the company shall be authorized to deduct from any Common Shares purchased or from the proceeds of any Common Shares sold under the Plan, or from such other amounts payable by the Company to a Participant all federal, state, local or other taxes required by law to be withheld with respect to Common Shares purchased or sold under the Plan. Commissions are considered income and shall be reported as such.

11.      NO RIGHT TO CONTINUED EMPLOYMENT

         Neither the Plan nor any right to purchase Common Shares under the Plan shall confer upon any employee any right to a continuation of employment by the Company or its subsidiaries. In addition, the Company and its subsidiaries reserve the right to dismiss any employee or otherwise deal with any employee to the same extent as though the Plan had not been adopted.

  12.    CONSTRUCTION

         It is intended that the Plan shall be construed and administered so as to comply with applicable pronouncements of the Securities and Exchange Commission such that neither the Plan nor any participation interests thereunder would be required to be registered under applicable federal securities law, and to otherwise comply with all other applicable requirements of law.

  13.    GOVERNING LAW

         The Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

  14.    EFFECTIVE DATE

         The Plan shall become effective January 1, 1999.